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                                                                    EXHIBIT 16.1



September 6, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.      20549

Commissioners:

We have read the statements made by Bell Atlantic Corporation (d/b/a Verizon Communications) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's report dated September 7, 2000. We agree with the statements concerning our Firm in such 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP